UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
April 5, 2011
Date of Report (Date of earliest event reported)
Archipelago Learning, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34555	27-0767387

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3232 McKinney Avenue, Suite 400
Dallas, Texas	75204

(Address of principal executive offices)	(Zip Code)
(800) 419-3191
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On April 5, 2011, Michael K. Powell resigned from the Board of Directors of Archipelago Learning, Inc. (the “Company”) due to his appointment as President and Chief Executive Officer of the National Cable and Telecommunications Association. Mr. Powell served as a member of the Nominating and Corporate Governance Committee of the Board.
In accordance with the Nasdaq Marketplace Rules, on April 6, 2011, the Company notified The Nasdaq Stock Market that the Company no longer complies with Nasdaq’s majority independent board composition requirements set forth in Nasdaq Listing Rule 5605(b)(1), which requires listed companies to maintain an independent majority board. Consistent with Nasdaq Listing Rule 5605(b)(1)(A), Nasdaq will provide the Company with a cure period of 180 days from the time of the event causing Company’s non-compliance in order to regain compliance.
The Company plans to fill the vacancy on the Board with an independent candidate in the near future.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth in Item 3.01 is hereby incorporated by reference into this Item 5.02(b).

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

99.1	Press Release issued on April 6, 2011 by Archipelago Learning, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHIPELAGO LEARNING, INC.
/s/ Tim McEwen
Name:	Tim McEwen
Title:	President and Chief Executive Officer

Date: April 6, 2011

Exhibit	Description
99.1	Press Release issued on April 6, 2011 by Archipelago Learning, Inc.